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                                                                 EXHIBIT 10.59

                                                                  EXECUTION COPY

                               REVISED AND AMENDED
                                 TRUST AGREEMENT

                          Dated as of November 1, 2002

                       and amended as of December 12, 2002

                                      among

                    PLATINUM UNDERWRITERS REINSURANCE, INC.

                                 ("Platinum US")

                                  as Grantor,

                   ST. PAUL FIRE AND MARINE INSURANCE COMPANY

                               ("Fire and Marine")

                                 as Beneficiary,

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                   As Trustee

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                                TABLE OF CONTENTS

PARTIES                                                                                                        PAGE
Section 1.      Creation and Deposit of Assets to the Trust Account.....................................         2

Section 2.      Withdrawal of Assets from the Trust Account.............................................         6

Section 3.      Application of Assets...................................................................         7

Section 4.      Redemption, Investment and Substitution of Assets.......................................         8

Section 5.      The Income Account......................................................................         9

Section 6.      Right to Vote Assets....................................................................        10

Section 7.      Additional Rights and Duties of the Trustee.............................................        10

Section 8.      The Trustee's Compensation, Expenses and Indemnification................................        13

Section 9.      Resignation or Removal of the Trustee...................................................        14

Section 10.     Termination of the Trust Account........................................................        16

Section 11.     Indemnity...............................................................................        17

Section 12.     Insolvency of Grantor...................................................................        17

Section 13.     Definitions.............................................................................        18

Section 14.     Governing Law...........................................................................        20

Section 15.     Grantor's Tax Status....................................................................        20

Section 16.     Successors and Assigns..................................................................        20

Section 17.     Severability............................................................................        20

Section 18.     Entire Agreement........................................................................        20

Section 19.     Amendments..............................................................................        21

Section 20.     Notices, etc............................................................................        21

Section 21.     Headings................................................................................        22

Section 22.     Counterparts............................................................................        22

EXHIBIT A       Form of 100% Quota Share Retrocession Agreement

EXHIBIT B       List of Assets Deposited to the Trust Account

                                      -ii-

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                       REVISED AND AMENDED TRUST AGREEMENT

                  REVISED AND AMENDED TRUST AGREEMENT, dated as of November 1, 2002 and amended as of December 12, 2002 (the "Agreement"), among PLATINUM UNDERWRITERS REINSURANCE, INC. ("Platinum US"), a Maryland-domiciled insurance company (the "Grantor"), ST. PAUL FIRE AND MARINE INSURANCE COMPANY ("Fire and Marine"), a Minnesota-domiciled insurance company (the "Beneficiary"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Trustee") (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a "Party" and collectively as the "Parties").

                               W I T N E S S E T H

                  WHEREAS, the Grantor and the Beneficiary have entered into nine 100% Quota Share Retrocession Agreements, copies of which are attached as Exhibit A-l, and St. Paul Reinsurance Company Limited ("St. Paul Re UK"), an affiliate of the Beneficiary, and the Grantor have entered into three 100% Quota Share Retrocession Agreements, copies of which are attached as Exhibit A-2 hereto (the "Retrocession Agreements");

                  WHEREAS, the Beneficiary has issued a guarantee of the obligations of St. Paul Re UK (the "Guarantee"), including obligations of St. Paul Re UK retroceded to the Grantor pursuant to the Retrocession Agreements to which St. Paul Re UK is a party;

                  WHEREAS, the Beneficiary desires the Grantor to secure payments of all amounts at any time and from time to time owing by the Grantor to the Beneficiary and owing by the Grantor to St. Paul Re UK with respect to obligations guaranteed by the Beneficiary pursuant to the Guarantee, in each case under or in connection with the Retrocession Agreements;

                  WHEREAS, the Grantor desires to transfer to the Trustee for deposit to a trust account (the "Trust Account") assets in order to secure payments by the Grantor under or in connection with the Retrocession Agreements;

                  WHEREAS, the Trustee has agreed to act as trustee hereunder, and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary; and

                  WHEREAS, this Agreement is established for the sole use and benefit of the Beneficiary and for the purposes of setting forth the duties and powers of the Trustee with respect to the Trust Account and the relative rights and obligations of the Parties hereto;

                  NOW, THEREFORE, for consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.        CREATION AND DEPOSIT OF ASSETS TO THE TRUST ACCOUNT.

                  (a) The Grantor shall establish and maintain the Trust Account for the benefit of the Beneficiary as security for the obligations of the Grantor to the Beneficiary and St. Paul Re UK under the Retrocession Agreements. The Grantor shall ensure that the Trust Account shall be in a form reasonably satisfactory to the Beneficiary and, except as otherwise expressly provided herein, shall comply in all material respects with the requirements under Maryland Insurance Law applicable to trust funds established for credit for reinsurance purposes. The Trustee shall administer the Trust Account in its name as Trustee for the Beneficiary. The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein.

                  (b) (i) On the date hereof, the Grantor shall deposit Qualifying Assets into the Trust Account equal to all payments and proceeds received by the Grantor as Initial Section A Premium and Initial Section B Premium (in each case as defined in the Retrocession

Agreements) in respect of all Reinsurance Contracts (as defined in the Retrocession Agreements) which are subject to the Retrocession Agreements, whether with the Beneficiary or with St. Paul Re UK. The list of assets so deposited is set forth on Exhibit B hereto, as amended from time to time. In addition, Grantor shall deposit Qualifying Assets into the Trust Account equal to all payments received by Grantor under Sections 4.01(b) and 4.02(b) of the Retrocession Agreements, if any, following determination of the Final Section A Premium and Final Section B Premium or the Arbitrated Final Section A Premium and/or the Arbitrated Final Section B Premium, as the case may be (each as defined in the Retrocession Agreements). All assets received in the Trust Account are hereinafter referred to as "Assets".

                  (ii) As of the end of each calendar quarter, the Grantor shall calculate the fair market value of the Assets held in the Trust Account as of the last day of such quarter (such amount, the "Ending Asset Value") and the aggregate loss, loss adjustment expense reserves, unearned premium reserves, ceding commission and other reserves related to the Reinsurance Contracts as reported in the statutory financial statements filed by the Grantor with the Maryland Insurance Administration, as of the last day of such quarter (the "Ending Reserves") and shall provide such calculation to the Beneficiary within five days of the filing of such statutory financial statements with the Maryland Insurance Administration. Calculation of the Ending Reserves shall exclude the aggregate loss, loss adjustment expense reserves, unearned premium reserves, ceding commission and other reserves related to any Reinsurance Contract underwritten by the manager in accordance with the terms of Article III(a) of the Underwriting Management Agreement between Beneficiary and Grantor, as manager, dated as of the date hereof or by the manager in accordance with the terms of Section 4.1 of the UK Underwriting

Agency and Underwriting Management Agreement, dated as of the date hereof, to the extent reinsured by Grantor under a Retrocession Agreement ("New Business").

                  (iii) The Ending Reserves, calculated so as to exclude reserves with respect to New Business, as provided in Section l(b)(ii) hereof, shall be reduced by any increase in reserves during such calendar quarter due to reserve strengthening or adverse development in the reserves recognized by the Grantor in its statutory financial statements during such calendar quarter (as so reduced, the "Adjusted Ending Reserves"). The excess of the Adjusted Ending Reserves over the Ending Asset Value, if any, shall be the "Excess Reserves". To the extent the Adjusted Ending Reserves exceed the Ending Asset Value, the Grantor promptly shall deposit in the Trust Account sufficient Qualifying Assets with a fair market value equal to such excess. For the avoidance of doubt, it is understood that to the extent such excess is due to adverse development with respect to the related reserves, Grantor shall not be required to make any additional deposit of Qualifying Assets into the Trust Account. To the extent the Ending Asset Value exceeds the Adjusted Ending Reserves, the Grantor may withdraw Assets with a fair market value equal to the amount of such excess.

                  (c) Upon receipt of the quarterly calculation from the Grantor, the Beneficiary shall have the right to reasonably object to such calculation and to offer a reasonable proposal for the amount of the reserves described in Section l(b) hereof. If the parties in good faith are not able to resolve the disagreement within two weeks of the Beneficiary's indication of disagreement, the parties shall mutually agree upon an independent actuarial firm to determine an appropriate level of aggregate reserves, as described in Section l(b) hereof, with respect to the Reinsurance Contracts, such level to be no more than the amount proposed by the Beneficiary and no less than the amount reported by the Grantor, and both parties agree to be

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bound by such determination. The fees and expenses of the actuarial firm shall be shared equally by the Grantor and the Beneficiary.

                  (d) The Grantor shall retain the investment discretion with respect to the Assets in the Trust Account, provided, however, that all Assets held in the Trust Account shall be invested consistently with the Investment Guidelines (the "Investment Guidelines") attached to the Discretionary Investment Advisory Agreement dated as of November 4, 2002, by and between Alliance Capital Management L.P. and the Grantor.

                  (e) The Grantor shall be permitted to liquidate the trust at the earlier of (i) such time as the Trustee receives notice from the Grantor and the Beneficiary that the Grantor's obligations under all of the Retrocession Agreements have been met or are terminated or waived or (ii) such time as the Trustee receives notice from the Grantor that the Adjusted Ending Reserves so reported by the Grantor do not exceed $100 million as of two successive calendar year ends. In such event, the Trustee shall, within 10 days, transfer to the Grantor any Assets remaining in the Trust Account.

                  (f) The Beneficiary shall bear the costs and expenses of the Trustee.

                  (g)      The Trustee shall have no responsibility to determine
(i) whether the Assets in the Trust Account are sufficient to secure the Grantor's liabilities under the Retrocession Agreements, (ii) whether they represent Qualifying Assets or (iii) whether any investment of Assets in the Trust Account as directed by the Grantor complies with the Investment Guidelines. Further, the Trustee shall have no responsibility whatsoever to determine whether the Assets in the Trust Account entitle either the Grantor or the Beneficiary to favorable

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or unfavorable tax accounting, or other treatment, consideration, evaluation or calculation under any law, rule or regulation.

SECTION 2.        WITHDRAWAL OF ASSETS FROM THE TRUST ACCOUNT.

                  (a) Without notice to the Grantor, the Beneficiary shall have the right, at any time and from time to time, notwithstanding anything to the contrary contained in the Retrocession Agreements, to withdraw from the Trust Account, upon written notice to the Trustee (the "Withdrawal Notice"), such Assets as are specified in such Withdrawal Notice. The Beneficiary need present no statement or document in addition to a Withdrawal Notice in order to withdraw any Assets; nor is said right of withdrawal or any other provision of this Agreement subject to any conditions or qualifications not contained in this Agreement.

                  (b) Upon receipt of a Withdrawal Notice, the Trustee shall promptly take the steps necessary to transfer absolutely all right, title and interest in the Assets specified in such Withdrawal Notice and shall deliver physical custody of such Assets to or for the account of the Beneficiary. In the event that the Trustee must sell an investment in order to comply with the Withdrawal Notice, the Trustee shall not be liable for any loss or penalty associated with such investment, except to the extent such loss or penalty arises from the Trustee's negligence, willful misconduct or lack of good faith, or failure to comply with the Withdrawal Notice.

                  (c)      Subject to paragraph (a) of this Section 2 and to
Section 4 of this Agreement, in the absence of a Withdrawal Notice, the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account.

                  (d) The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Account pursuant to this
Section 2 are withdrawn in

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compliance with the Retrocession Agreements, or will be used and applied in the manner contemplated by Section 3 of this Agreement.

SECTION 3.        APPLICATION OF ASSETS.

                  (a) The Beneficiary hereby covenants to the Grantor that it shall use and apply any withdrawn Assets, without diminution because of the insolvency of the Beneficiary or the Grantor, for the following purposes only:

                  (i) to pay or reimburse the Beneficiary for the Grantor's share under the Retrocession Agreements with the Beneficiary regarding any losses and allocated loss expenses paid by the Beneficiary but not recovered from the Grantor, and unearned premiums due to the Beneficiary if not otherwise paid by the Grantor, or other amounts due to the Beneficiary, if not otherwise paid by the Grantor, in accordance with the terms of the Retrocession Agreements;

                  (ii) to pay or reimburse the Beneficiary for any amounts paid by the Beneficiary under the Guarantee corresponding to the Grantor's share under the Retrocession Agreements with St. Paul Re UK regarding any losses and allocated loss expenses paid by St. Paul Re UK but not recovered by Beneficiary or St. Paul Re UK from the Grantor, and unearned premiums due to St. Paul Re UK if not otherwise paid by the Grantor, or for other amounts due to St. Paul Re UK, if not otherwise paid by the Grantor, in accordance with the terms of the Retrocession Agreements;

                  (iii) to make payment to the Grantor of any amounts held in the Trust Account that exceed 100% of the actual amount required to fund the Grantor's entire Obligations (as hereinafter defined), and

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                  (iv)     except in the event of a liquidation of the trust
under Section l(e) hereof, where the Beneficiary has received a Termination Notice (as hereinafter defined) pursuant to Section 10 of this Agreement and where all or a portion of the Grantor's Obligations remain unliquidated and undischarged ten days prior to the Termination Date (as hereinafter defined), to withdraw amounts equal to such Obligations and deposit such amounts in a separate account, in the name of the Beneficiary, in any Qualified United States Financial Institution (as defined herein), apart from its other assets, in trust for the uses and purposes specified in subparagraphs (i), (ii) and (iii) of this Section as may remain executory after such withdrawal and for any period after such Termination Date. For the purposes of this subparagraph (iii), the phrase "the Trust Account" in subparagraph (iii) of this Section shall be deemed to read "the separate account" established pursuant to this subparagraph (iv),

                  (v) For purposes of this Section 3, all Assets shall be valued at their current fair market value.

SECTION 4.        REDEMPTION, INVESTMENT AND SUBSTITUTION OF ASSETS.

                  (a) The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption (and provide written notice to the Beneficiary to that effect) and deposit the principal amount of the proceeds of any such payment into the Trust Account.

                  (b) From time to time, at the written order and direction of the Grantor, any instruction or order concerning investments being referred to herein as an "Investment Order", the Trustee shall invest the Trust Account in Qualifying Assets.

                  (c) From time to time, the Grantor may, subject to the written approval of the Beneficiary as provided in Section 4(d) hereof, direct the Trustee to substitute Qualifying Assets

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for other Qualifying Assets held in the Trust Account at such time. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Qualifying Assets.

                  (d) Subject to the terms of Section 5, the Trustee shall not allow any substitutions or withdrawals of Assets from the Trust Account, except on (i) written approval from the Beneficiary, or (ii) a call on or the maturity of any Assets in the Trust Account if the Trustee pays the proceeds from the Asset into the Trust Account.

                  (e) All investments and substitutions of securities referred to in paragraphs (b) and (c) of this Section 4 shall be in compliance with the relevant limitations in "Qualifying Assets", as set forth in Section 11 of this Agreement. The Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Qualifying Assets. The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker unless said act or omission is the result, in whole or in part, of the Trustee's negligence, willful misconduct or lack of good faith.

                  (f) Any loss incurred from any investment pursuant to the terms of this Section 4 shall be borne exclusively by the Trust Account. The Trustee shall not be liable for any loss due to changes in market rates or penalties for early redemption.

SECTION 5.        THE INCOME ACCOUNT.

                  The Grantor shall establish and maintain an income account with the Trustee for its own benefit (the "Income Account") at an office of the Trustee. All payments of interest and dividends actually received in respect of Assets in the Trust Account shall be deposited and held

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in the Income Account and distributed by the Trustee to the Grantor within 10 days following the end of each calendar month. The Grantor shall provide the Trustee with the appropriate wiring instructions for such distributions.

SECTION 6.        RIGHT TO VOTE ASSETS.

                  (a) The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor. The Grantor shall have the full and unqualified right to vote any Assets in the Trust Account.

SECTION 7.        ADDITIONAL RIGHTS AND DUTIES OF THE TRUSTEE.

                  (a) The Trustee shall receive Assets and hold the Assets in a safe place;

                  (b) The Trustee shall determine that the Assets are in a form that the Beneficiary, or the Trustee on direction of the Beneficiary, may negotiate whenever necessary, without consent or signature from the Grantor or any other person or entity;

                  (c) The Trustee shall provide to the Grantor and the Beneficiary a statement of all Assets in the Trust Account on its inception and following the end of each month;

                  (d) The Trustee shall notify the Grantor and the Beneficiary, within 10 days, of any deposits to or withdrawals from the Trust Account;

                  (e)      The Trustee shall hold the Assets in the Trust
Account;

                  (f) The Trustee may deposit any Assets in the Trust Account in a book-entry account maintained at the appropriate Federal Reserve Bank or in depositories such as the Depository Trust Company. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

                  (g) The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

                  (h) Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee's normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

                  (i) The Trustee is authorized to follow and rely upon all instructions given by applicable officers named in incumbency certificates furnished to the Trustee from time to time by the Grantor and Beneficiary, respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media other than e-mail, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. Such instructions may also be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions. The Trustee shall not incur any liability in executing instructions (i) from an attorney-in-fact or (ii) from any officer of the Grantor of the Beneficiary named in an incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.

                  (j) The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall not be charged with knowledge of any document, instrument or agreement, other than this Agreement. The Trustee shall only be liable for its own negligence, willful misconduct or lack of good faith.

                  (k) No provision of this Agreement shall require the Trustee to take any action which, in the Trustee's reasonable judgment, would result in any violation of this Agreement or any provision of law or, following written advice from counsel, expose the Trustee to personal liability.

                  (1) The Trustee may confer with counsel of its own choice in relation to matters arising under this Agreement and shall have full and complete authorization from the other Parties hereunder for any action taken or suffered by it under this Agreement or under any transaction contemplated hereby in good faith and in accordance with opinion of such counsel.

                  (m) The invasion of the trust corpus to pay compensation to, or reimburse the expense of, the Trustee is hereby prohibited.

                  (n) The Trustee shall deliver to the Beneficiary written notice of termination as and when required under Section 10(b).

                  (o) Except as may arise from the Trustee's own negligence or willful misconduct or lack of good faith, the Trustee shall be without liability for any loss, liability, claim or expense resulting from or caused by events or circumstances beyond the reasonable control of the Trustee, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, or computer viruses or communications disruptions, work stoppages, natural disasters or other similar events or acts, delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or changes to any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or any court of competent jurisdiction.

                  (p) The Trustee, in incurring any debt, liability or obligation, or in taking or omitting to take any action for or in connection with the Trust, is and shall be deemed to be acting solely as a trustee, and not in an individual capacity. The Trustee shall assume no responsibility and shall not be held to any personal liability whatsoever in tort, contract, or otherwise for any action taken or omitted pursuant to this Agreement. In the event that the Grantor or the Beneficiary enters into any agreement or arrangement of any kind with any third party with respect to all or any part of the Trust Account, the Grantor or the Beneficiary, as appropriate, shall ensure that the agreement or arrangement shall pose no risk of personal liability to the Trustee.

SECTION 8.        THE TRUSTEE'S COMPENSATION, EXPENSES AND INDEMNIFICATION.

                  (a) The Beneficiary shall pay the Trustee, as compensation for its services under this Agreement, a fee at rates determined by the Trustee and agreed to by the Beneficiary, from time to time and communicated in writing to the Beneficiary. The Beneficiary shall pay or reimburse the Trustee for all of the Trustee's reasonable expenses and disbursements in connection with its duties under this Agreement (including attorney's fees and expenses), except any such expense, or disbursement as may arise from the Trustee's negligence, willful misconduct or lack of good faith. The Grantor shall indemnify, defend and save harmless the

Trustee from all loss or expense (including attorney's fees and expenses) arising out of or in connection with (i) its execution and performance of this Agreement, except to the extent that such loss, liability or expense is due to the negligence, willful misconduct or lack of good faith of the Trustee, or (ii) its following any instructions or other directions from the Grantor, except to the extent that its following any such instructions or direction is expressly forbidden by the terms hereof. In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for indemnity, or payment of its fees and reasonable expenses and disbursements, as expressly provided in this Section 8. In the event that the Trustee should withdraw funds from the Income Account in satisfaction of its fees, expenses or disbursements pursuant to this Section 8, the Beneficiary shall be liable to, and shall reimburse, the Grantor for such amounts.

                  (b) No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

SECTION 9.        RESIGNATION OR REMOVAL OF THE TRUSTEE.

                  (a) The Trustee may resign at any time by giving not less than sixty (60) days' written notice thereof to the Beneficiary and to the Grantor, such resignation to become effective only on the acceptance of appointment by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 9.

                  (b) Upon receipt of the Trustee's notice of resignation, the Grantor and the Beneficiary shall appoint a successor trustee. Any successor trustee shall be a Qualified United States Financial Institution and shall not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as trustee hereunder by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Account, the resignation of the Trustee shall become effective. Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the Trustee, and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for the Trustee. If a successor has not been appointed within sixty (60) days of the Trustee's notice of resignation, the Trustee may apply to a court of competent jurisdiction to have a successor trustee appointed.

                  (c) The Grantor may remove the Trustee at any time by giving not less than sixty (60) days' written notice thereof to the Beneficiary and to the Trustee, such removal to become effective only on the acceptance of appointment by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Account in accordance with paragraph (d) of this Section 9.

                  (d) Upon receipt of the Grantor's notice of removal, the Grantor and the Beneficiary shall appoint a successor trustee. Any successor trustee shall be a Qualified United States Financial Institution and shall not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as trustee hereunder by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Account, the removal of the Trustee shall become effective. Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the Trustee, and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue after its removal to be entitled to the benefits of the indemnities provided herein for the Trustee.

SECTION 10.       TERMINATION OF THE TRUST ACCOUNT

                  (a) The Trust Account and this Agreement, except as provided in Section l(e) hereof and except for the indemnities provided herein, may be terminated only after (i) the Grantor and the Beneficiary have given the Trustee written notice of their intention to terminate the Trust Account (the "Notice of Intention"), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 10. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the "Proposed Date").

                  (b) Within ten Business Days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the "Termination Notice") to the Beneficiary and the Grantor of the date (the "Termination Date") on which the Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination Notice is given; (b) 30 days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (c) 45 days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.

                  (c) On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all liability of the Trustee with respect to such Assets shall cease.

                  (d) In the event that Beneficiary and St. Paul Re UK cease to be affiliated companies, Grantor shall withdraw a percentage of Assets held in the Trust equal to the percentage of Adjusted Ending Reserves, as determined pursuant to Section l(b)(iii), relating to obligations of the Grantor to St. Paul Re UK under the applicable Retrocession Contracts, and shall deposit such assets in a trust account pursuant to a trust agreement on the same terms as this Agreement, except as may be agreed to by the parties.

SECTION 11.       INDEMNITY.

                  (a) Grantor indemnifies Beneficiary in respect of all payments which Beneficiary elects to make under the terms of a Letter Agreement among Beneficiary, St. Paul Re UK and Grantor, dated November 1, 2002 (the "Letter Agreement"), to the extent that such payments arise in respect of any Contract (as defined in the Letter Agreement). It is understood and agreed between the Beneficiary and the Grantor that such indemnity shall not extend to payment upon any obligations that would not be subject to indemnity or repayment by Grantor under the Retrocession Agreements.

                  (b) The Trust Account will also serve as security for the obligations of the Grantor to the Beneficiary pursuant to provisions of this
Section 11(a).

SECTION 12.       INSOLVENCY OF GRANTOR.

                  (a) Notwithstanding any other provision in this Agreement, if the Grantor has been declared insolvent or placed into receivership, rehabilitation, liquidation, or similar proceedings under the laws of Maryland, the Trustee shall comply with any order of the regulatory authority with oversight over the Trust Account or court of competent jurisdiction directing the Trustee to transfer to such regulatory authority or other designated receiver all of the Assets in the Trust Account, less any amounts owed by the Grantor to the Trustee pursuant to this Agreement.

                  (b) The Assets so transferred shall be applied in accordance with the priority statutes of the state in which the Trust Account is established applicable to the assets of insurance companies in liquidation.

                  (c) If the regulatory authority with oversight over the Trust Account determines that the Assets held in the Trust Account or any part of the Assets are not necessary to satisfy the claims of the Beneficiary, the Assets or any part of the Assets shall be returned to the Trustee for distribution in accordance with this Agreement.

SECTION 13.       DEFINITIONS.

                  Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement):

                  The term "Affiliate" with respect to any corporation shall mean a corporation which directly, or indirectly through one of more intermediaries, controls or is controlled by, or is under common control with, such corporation. The term "control" (including the related terms "controlled by" and "under common control with") shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock of a corporation.

                  The term "Business Day" shall mean any day on which the offices of the Trustee in Boston, Massachusetts are open for business.

                  The term "Expenses" shall mean the Trustee's reasonable expenses and disbursements in connection with its duties under this Agreement (including reasonable attorney's fees and expenses) not including any such expense, or disbursement as may arise from the Trustee's gross negligence, willful misconduct or lack of good faith.

                  The term "Obligations" shall mean, with respect to the Retrocession Agreement, (a) reinsured losses and allocated loss expenses paid by the Beneficiary, but not recovered from the Grantor, (b) reserves for reinsured losses reported and outstanding, (c) reserves for reinsured losses incurred but not reported, and (d) reserves for allocated reinsured loss expenses and unearned premiums.

                  The term "Parent" shall mean an institution that, directly or indirectly, controls another institution.

                  The term "person" shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

                  The term "Qualified United States Financial Institution" shall have the meaning provided in COMAR31.05.08.08.

                  The term "Qualifying Assets" shall mean and include any security that conforms with the criteria set forth in the Investment Guidelines.

                  The term "Subsidiary" shall mean an institution controlled, directly or indirectly, by another institution.

SECTION 14.       GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its choice of laws principles.

SECTION 15.      GRANTOR'S TAX STATUS.

                  The Grantor shall provide the Trustee with a Certificate of Foreign Status on Form W-8 (or any successor form) or its Tax Identification Number (TIC) as assigned by the Internal Revenue Service, as applicable. All income arising from the Assets in the Trust Account shall be treated as income of the Grantor for U.S. federal income tax purposes.

SECTION 16.       SUCCESSORS AND ASSIGNS.

                  No Party may assign this Agreement or any of its obligations hereunder without the prior written consent of the other Parties; provided, however, that this Agreement shall inure to the benefit of and bind those who, by operation of law, become successors to the Parties, including, without limitation, any liquidator, rehabilitator, receiver or conservator and any successor merged or consolidated entity and provided further that, in the case of the Trustee, the successor trustee is eligible to be a trustee under the terms hereof.

SECTION 17.       SEVERABILITY.

                  In the event that any provision of the Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

SECTION 18.       ENTIRE AGREEMENT.

                  This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreement, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

SECTION 19.       AMENDMENTS.

                  This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by all of the Parties.

SECTION 20.       NOTICES, ETC.

                  Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made on the date received when addressed as follows:

              If to the Grantor:      Platinum Underwriters Reinsurance, Inc.
                                      195 Broadway
                                      New York, New York 10007
                                      Attention: Chief Financial Officer
                                      Fax No.: (212)238-9202

              If to the Beneficiary:  The St. Paul Companies, Inc.
                                      385 Washington Street
                                      St. Paul, Minnesota 55102
                                      Attention: General Counsel
                                      Fax No.: (410)205-6967

              If to the Trustee:      State Street Bank and Trust Company
                                      801 Pennsylvania Avenue
                                      Kansas City, Missouri 64105
                                      Attention: Vice President
                                      Fax No.: (816)871-9210

                  Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the Beneficiary's approval of the Grantor's authorization to substitute Assets and to the termination of the Trust Account shall be in writing and may not be made or given by prepaid telex, telegraph or telecopier.

SECTION 21.       HEADINGS.

                  The headings of the Sections and the Table of Contents have been inserted for convenience of reference only, and shall not be deemed to constitute a part of this Agreement.

SECTION 22.       COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same Agreement.

                  [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                PLATINUM UNDERWRITERS REINSURANCE, INC.
                                As Grantor

                                By: /s/ Michael D. Price
                                    --------------------
                                    Name:  Michael D. Price
                                    Title:

                                ST. PAUL FIRE AND MARINE INSURANCE COMPANY
                                As Beneficiary

                                By: /s/ Thomas A. Bradley
                                    ---------------------
                                    Name:  Thomas A. Bradley
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    and

                                STATE STREET BANK AND TRUST COMPANY
                                As Trustee

                                By: /s/ KENNETH A. BERGERON
                                    ------------------------
                                    Name:  KENNETH A. BERGERON
                                    Title: SENIOR VICE PRESIDENT

                                   EXHIBIT A-1

1. 100% Quota Share Retrocession Agreement (Traditional) with St. Paul Fire and Marine Insurance Company, Dated as of November 1, 2002.

2. 100% Quota Share Retrocession Agreement (Non-Traditional A) with St. Paul Fire and Marine Insurance Company, Dated as of November 1, 2002.

3. 100% Quota Share Retrocession Agreement (Non-Traditional B-1) with St. Paul Fire and Marine Insurance Company, Dated as of November 1, 2002.

4. 100% Quota Share Retrocession Agreement (Non-Traditional B-2) with St. Paul Fire and Marine Insurance Company, Dated as of November 1, 2002.

5. 100% Quota Share Retrocession Agreement (Non-Traditional C) with St. Paul Fire and Marine Insurance Company, Dated as of November 1, 2002.

6. 100% Quota Share Retrocession Agreement (Non-Traditional D-3) with St. Paul Fire and Marine Insurance Company, Dated as of November 1, 2002.

7. 100% Quota Share Retrocession Agreement (Non-Traditional D-4) with St. Paul Fire and Marine Insurance Company, Dated as of November 1, 2002.

8. 100% Quota Share Retrocession Agreement (Non-Traditional D-Spread Loss) with St. Paul Fire and Marine Insurance Company, Dated as of November 1, 2002.

9. 100% Quota Share Retrocession Agreement (Non-Traditional E) with St. Paul Fire and Marine Insurance Company, Dated as of November 1, 2002.

                                   EXHIBIT A-2

1. 100% Quota Share Retrocession Agreement (Traditional) with St. Paul Reinsurance Company Limited, Dated as of November 1, 2002.

2. 100% Quota Share Retrocession Agreement (Non-Traditional A) with St. Paul Reinsurance Company Limited, Dated as of November 1, 2002.

3. 100% Quota Share Retrocession Agreement (Non-Traditional B-l) with St. Paul Reinsurance Company Limited, Dated as of November 1, 2002.

                                   EXHIBIT B

                            List of Assets Deposited
                              to the Trust Account

                                      Cash